EXHIBIT 10.3

THIRD AMENDMENT TO GUARANTY AGREEMENT

THIS THIRD AMENDMENT TO GUARANTY AGREEMENT (this “Third Amendment”), dated as of January 16, 2015, is entered into among the parties listed on the signature pages hereof as Guarantors (collectively, the “Guarantors”), and BANK OF AMERICA, N.A. (the “Guarantied Party”, and collectively with any Affiliates thereof, the “Guarantied Parties”).

BACKGROUND

A.                                    The Guarantors and the Guarantied Party are parties to that certain Guaranty Agreement, dated as of March 1, 2013, as amended by that certain First Amendment to Guaranty Agreement, dated as of February 7, 2014, and that certain Second Amendment to Guaranty Agreement, dated as of June 11, 2014 (said Guaranty Agreement, as amended, the “Guaranty Agreement”).  The terms defined in the Guaranty Agreement and not otherwise defined herein shall be used herein as defined in the Guaranty Agreement.

B.                                    The parties to the Guaranty Agreement desire to make certain amendments to the Guaranty Agreement.

C.                                    The Guarantied Party hereby agrees to amend the Guaranty Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Guarantors and the Guarantied Party covenant and agree as follows:

1.                                      AMENDMENTS.

(a)                                 Section 1 of the Guaranty Agreement is hereby amended by (i) deleting the defined terms “Capital Expenditures”, “Senior Leverage Ratio” and “Senior Debt” therefrom and (ii) adding the following defined term thereto in proper alphabetical order to read as follows:

“Liquidity” has the meaning specified in Section 1.01 of the Credit Facility.

(b)                                 The definition of “Change in Law” set forth in Section 1 of the Guaranty Agreement is hereby amended to read as follows:

“Change in Law” means the occurrence, after the date of this Guaranty Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority;

provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, implemented, adopted or issued

(c)                                  The definition of “Credit Facility” set forth in Section 1 of the Guaranty Agreement is hereby amended to read as follows:

“Credit Facility” means that certain credit facility governed by that certain Amended and Restated Credit Agreement, dated January 16, 2015, among the parties thereto, including HOT-L.P., as the borrower thereunder, as amended, modified, supplemented or restated from time to time.

(d)                                 Section 7 of the Guaranty Agreement is hereby amended by adding the following new clause (l) thereto to read as follows:

(l)                                     Conduct its business in compliance with applicable anti-corruption Laws and maintain policies and procedures designed to promote and achieve compliance with such Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(e)                                  Section 8(b)(9) of the Guaranty Agreement is hereby amended to read as follows:

(9)                                 Investments as a result of Acquisitions, if each of the following conditions has been satisfied:  (i) immediately before and after giving effect to such Acquisition, no Default shall have occurred and be continuing, (ii) immediately before and after giving effect to such Acquisition, (y) the Leverage Ratio on a pro forma basis is not greater than (A) 3.00 to 1.00 if any of the 2011 Senior Notes are outstanding and (B) 3.25 to 1.00 if the 2011 Senior Notes are not outstanding or the maximum leverage ratio permitted under the 2011 Senior Note Agreement is increased to 3.50 to 1.00, and (z) Liquidity will be at least $25,000,000, (iii) such Acquisition shall not be opposed by the board of directors or similar governing body of the Person or assets being acquired and (iv) if the Acquisition results in a Domestic Subsidiary being acquired having a net worth at the time of such Acquisition of more than $1,000,000, such Subsidiary shall execute and deliver to the Purchaser (x) a supplement to this Guaranty Agreement, (y) incumbency certificates, Organization Documents and documents evidencing due organization, valid existence, good standing and qualification to do business, and (z) a favorable opinion of counsel to such Person located in the jurisdiction of organization of such Person, in form, content and scope reasonable satisfactory to the Purchaser;

(f)                                   Section 8(e)(6) of the Guaranty Agreement is hereby amended by deleting “15%” therefrom, and substituting “25%” in lieu thereof.

(g)                                  Section 8(f)(4) of the Guaranty Agreement is hereby amended to read as follows:

(d)                                 if immediately before and after giving effect to any the payment of any cash Dividends or Treasury Stock Purchases (i) the Leverage Ratio on a pro forma basis is not greater than (A) 3.00 to 1.00 if any of the 2011 Senior Notes are outstanding and (B) 3.25 to 1.00 if the 2011 Senior Notes are not outstanding or the maximum leverage ratio permitted under the 2011 Senior Note Agreement is increased to 3.50 to 1.00, and (ii) HOT-L.P. will have Liquidity of at least $25,000,000, Limited may declare or pay cash Dividends to its stockholders and make Treasury Stock Purchases; provided, however, nothing in this clause (d) shall prohibit or restrict Treasury Stock Purchases made pursuant to Limited’s employee or director Equity award plans; and

(h)                                 Section 8(k)(3) of the Guaranty Agreement is hereby amended to read as follows:

(3)                                 Leverage Ratio.  Permit the Leverage Ratio to be greater than (i) 3.25 to 1.00 at any time during which any of the 2011 Senior Notes are outstanding and (ii) 3.50 to 1.00 at any time during which the 2011 Senior Notes are not outstanding or the maximum leverage ratio permitted under the 2011 Senior Note Agreement is increased to 3.50 to 1.00.

(i)                                     Section 8(n) of the Guaranty Agreement is hereby amended to read as follows:

(n)                                 Intentionally Omitted.

(j)                                    Sections 12(e), (h) and (i) of the Guaranty Agreement are hereby amended by deleting all references to “$5,000,000” and “$10,000,000” therefrom, and substituting “$20,000,000” in lieu thereof.

(k)                                 Exhibit A, the Compliance Certificate, is hereby amended to be in the form of Exhibit A to this Third Amendment.

(l)                                     Schedule 1, Scheduled Licenses, is hereby amended to be in the form of Schedule 1 to this Third Amendment.

2.                                      REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT.  By its execution and delivery hereof, each of the Guarantors represents and warrants that, as of the date hereof:

(a)                                 the representations and warranties contained in the Guaranty Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct on such earlier date;

(b)                                 no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c)                                  (i) each Guarantor has full power and authority to execute and deliver this Third Amendment, (ii) this Third Amendment has been duly executed and delivered by the Guarantors, and (iii) this Third Amendment and the Guaranty Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Guarantors, as the case may be, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d)                                 neither the execution, delivery and performance of this Third Amendment or the Guaranty Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or Organization Documents of any of the Guarantors, or any indenture, agreement or other instrument to which the Guarantors or any of their respective property is subject; and

(e)                                  no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for the execution, delivery or performance by any of the Guarantors of this Third Amendment.

3.                                      CONDITIONS TO EFFECTIVENESS.  This Third Amendment shall be effective upon satisfaction or completion of the following:

(a)                                 the Guarantied Party shall have received counterparts of this Third Amendment executed by each of the Guarantors and acknowledged by the Borrower;

(b)                                 the representations and warranties set forth in Section 2 above shall be true and correct; and

(c)                                  the Guarantied Party shall have received, in form and substance satisfactory to the Guarantied Party and its counsel, such other documents, certificates and instruments as the Guarantied Party shall reasonably require.

4.                                      REFERENCE TO THE GUARANTY AGREEMENT.

(a)                                 Upon the effectiveness of this Third Amendment, each reference in the Guaranty Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Guaranty Agreement, as affected and amended hereby.

(b)                                 The Guaranty Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

5.                                      COSTS, EXPENSES AND TAXES.  The Guarantors agree to pay on demand all reasonable costs and expenses of the Guarantied Party in connection with the preparation, reproduction, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Guarantied Party with respect thereto).

6.                                      BORROWER’S ACKNOWLEDGMENT.  By signing below, the Borrower (a) acknowledges, consents and agrees to the execution, delivery and performance by the Guarantors of this Third Amendment, (b) acknowledges and agrees that its obligations in respect of the Guaranty Agreement (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Third Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under the Guaranty Agreement, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its obligations under the Loan Agreement.

7.                                      EXECUTION IN COUNTERPARTS.  This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Third Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Guarantied Party (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

8.                                      GOVERNING LAW; BINDING EFFECT.  This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.

9.                                      HEADINGS.  Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

10.                               ENTIRE AGREEMENT.  THE GUARANTY AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL  AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL  AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, this Third Amendment is executed as of the date first set forth above.

GUARANTORS:

HELEN OF TROY L.P.,
a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

HELEN OF TROY LIMITED,
a Bermuda company

HELEN OF TROY LIMITED,
a Barbados corporation

HOT NEVADA, INC.,
a Nevada corporation

HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation

HELEN OF TROY TEXAS CORPORATION,
a Texas corporation

IDELLE LABS LTD.,
a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

OXO INTERNATIONAL LTD.,
a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

PUR WATER PURIFICATION PRODUCTS, INC.,
a Nevada corporation

KAZ, INC.,
a New York corporation

KAZ CANADA, INC.,
a Massachusetts corporation

HEALTHY DIRECTIONS, LLC,
a Delaware limited liability company

DOCTORS’ PREFERRED, LLC,
a Delaware limited liability company

Signature Page to Third Amendment to Guaranty Agreement

HEALTHY DIRECTIONS PUBLISHING, LLC,
a Delaware limited liability company

By:	/s/ Brian L. Grass
Brian L. Grass
Title for all: Chief Financial Officer

HELEN OF TROY MACAO COMMERCIAL OFFSHORE LIMITED,
a Macau corporation

By:	/s/ Thomas J. Benson
Thomas J. Benson
Director

Signature Page to Third Amendment to Guaranty Agreement

GUARANTIED PARTY:

BANK OF AMERICA, N.A., as Guarantied Party

By:	/s/ Anthony P. Eastman
Name:	Anthony P. Eastman
Title:	Vice President

Signature Page to Third Amendment to Guaranty Agreement